Exhibit 99.1

NEWS CORPORATION

UNAUDITED SCHEDULE OF RECLASSIFIED OPERATING SEGMENT DATA

FOR THE FISCAL YEAR ENDED JUNE 30, 2010

(IN MILLIONS)

News Corporation is filing in this Current Report on Form 8-K its reclassified operating segment data for the quarters ended September 30, 2009, December 31, 2009, March 31, 2010 and June 30, 2010 and the fiscal year ended June 30, 2010. This reclassification has no impact on previously reported consolidated statements of operations.

This information is provided solely for the convenience of News Corporation’s stockholders and should be read together with the audited consolidated financial statements and notes thereto contained in this Current Report on Form 8-K, which should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 filed with the Securities Exchange Commission on August 6, 2010.

	For the three months ended				Year ended
	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	June 30, 2010
Segment Data:
Revenues:
Cable Network Programming	$1,606	$1,756	$1,798	$1,878	$7,038
Filmed Entertainment	1,521	1,898	2,422	1,790	7,631
Television	765	1,248	1,168	1,047	4,228
Direct Broadcast Satellite Television	927	1,008	954	913	3,802
Publishing	1,980	2,327	2,116	2,125	8,548
Other	400	447	327	357	1,531
Segment operating income:
Cable Network Programming	$513	$604	$588	$563	$2,268
Filmed Entertainment	391	324	497	137	1,349
Television	38	29	40	113	220
Direct Broadcast Satellite Television	128	(30)	35	97	230
Publishing	118	(90)	243	196	467
Other	(126)	(125)	(150)	(174)	(575)